Exhibit 10.1
EXECUTION VERSION
NEW LENDER JOINDER AGREEMENT
AND
EIGHTH AMENDMENT TO CREDIT AGREEMENT
(ZIFF DAVIS)
THIS NEW LENDER JOINDER AGREEMENT AND EIGHTH AMENDMENT TO CREDIT AGREEMENT (this “New Lender Joinder”), dated as of June 18, 2024 (the “New Lender Joinder Effective Date”), is entered into by and among Ziff Davis, Inc. (“Borrower”), the other Loan Parties party hereto, JPMORGAN CHASE BANK, N.A. (“JPMCB”), CITIBANK, N.A. (“Citi”; together with JPMCB, the “New Lenders”, and each, a “New Lender”), and U.S. BANK NATIONAL ASSOCIATION, individually (“U.S. Bank”) and as administrative agent (in such capacity, the “Administrative Agent”; each reference herein to the Administrative Agent shall also include a reference to the Collateral Agent). Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto under that certain Credit Agreement, dated as of April 7, 2021 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders party thereto and the Administrative Agent (as successor to MUFG Union Bank, N.A.).
WHEREAS, the Borrower has requested that the New Lenders join the Credit Agreement and the other Loan Documents as Revolving Loan Lenders;
WHEREAS, the Borrower also has requested an increase to the Aggregate Revolving Loan Commitment in an aggregate principal amount of $250,000,000 pursuant to Section 2.22(a) of the Credit Agreement (the “June 2024 Incremental Amount”), which June 2024 Incremental Amount shall be provided by the Lenders pursuant to the terms and conditions set forth herein;
WHEREAS, each New Lender agrees to become a Revolving Loan Lender under the Credit Agreement and the other Loan Documents, and each Lender, including each New Lender, agrees to provide a portion of the June 2024 Incremental Amount pursuant to the terms and conditions hereof;
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent amend the Credit Agreement in certain respects, and pursuant to the terms and conditions hereof, the Lenders and the Administrative Agent agree to amend the Credit Agreement.
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Loan Parties, the New Lenders, the other Lenders (including in their capacities as Collateral Agent, Swing Line Lender, and Issuing Bank) and the Administrative Agent hereby agree as follows:
SECTION 1.June 2024 Incremental Amount; Joinder of New Lenders; Reallocations.
Subject to the effectiveness of this New Lender Joinder, including, without limitation, the satisfaction of the conditions of effectiveness set forth in Section 3 below:

(a)    The Borrower has requested that each New Lender act as a Revolving Loan Lender. By its execution hereof, each New Lender so agrees to act as a Revolving Loan Lender. Schedule A to the Credit Agreement is hereby amended in its entirety pursuant to the corresponding Schedule attached hereto as Annex I. The Revolving Loan Commitment of each Lender, including each New Lender, is set forth in Annex I attached hereto. Each reference herein to a Lender or the Lenders in the Loan Documents shall include each of the New Lenders.
(b)    By its execution hereof, each New Lender is becoming a party to the Credit Agreement as a Revolving Loan Lender. Each New Lender agrees that it constitutes a Revolving Loan Lender under the Credit Agreement and the other Loan Documents and shall be bound by the provisions of the Credit Agreement and the other Loan Documents. Each New Lender acknowledges and agrees that it has received a copy of this New Lender Joinder and the Credit Agreement, together with copies of financial statements and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this New Lender Joinder and the Credit Agreement and to become a Lender, which analysis and decision has been made independently of and without reliance upon the Administrative Agent or any other Lender. Each New Lender confirms it will, independently and without reliance on the Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement and the Loan Documents, and it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender (including, without limitation, funding obligations in respect of its Revolving Loan Commitments as and when required under the Credit Agreement). U.S. Bank, in its capacity as Administrative Agent, the Issuing Bank and the Swing Line Lender, hereby consents to the joinder of each New Lender.
(c)    Upon the New Lender Joinder Effective Date, the Borrower shall be deemed to have made all of the prepayments and borrowings required pursuant to Section 2 of the Credit Agreement, so that, after giving effect to such prepayments and borrowings, all Revolving Loans will be held ratably by the Revolving Loan Lenders (including the New Lenders) in accordance with their respective Revolving Loan Commitments after giving effect to this New Lender Joinder. It is agreed and acknowledged that, if there are Swing Line Loans or Letters of Credit outstanding, the participations of the Revolving Loan Lenders in such Swing Line Loans or Letters of Credit, as the case may be, shall be automatically adjusted on the New Lender Joinder Effective Date to reflect the Commitment Percentages of all the Revolving Loan Lenders (including the New Lenders) after giving effect to the June 2024 Incremental Amount.
SECTION 2.Amendments. Subject to the effectiveness of this New Lender Joinder, including, without limitation, the satisfaction of the conditions of effectiveness set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)Subject to Section 8.8 of the Credit Agreement, each of JPMorgan Chase Bank, N.A. and Citibank, N.A. shall act as co-syndication agents under the Loan Documents.
(b)Section 1.1 of the Credit Agreement is hereby amended to insert the following new defined terms alphabetically therein:

“2026 Convertible Notes”: the Borrower’s 1.75% convertible senior notes due November 1, 2026.
“Limited Conditionality Borrowing” means a borrowing of Loans, the proceeds of which will be used, together with funds the Borrower has sent, or will send substantially contemporaneously with such borrowing, to repay all outstanding interest, principal, fees, and expenses under the 2026 Convertible Notes.
“Limited Conditionality Borrowing Conditions”: the following:
(i)    the representations and warranties in Sections 3.1 (first sentence only), 3.2, 3.3, 3.4, 3.6, 3.10, 3.12, 3.14, and 3.18 are true and correct in all material respects (except for those representations and warranties that are qualified by materiality or reference to Material Adverse Effect, which shall be true and correct on and as of such date);
(ii)    the Collateral Agent’s Liens upon the Collateral are valid, and with the priority contemplated by the Loan Documents, immediately before and after giving effect to the applicable Loans; and
(iii)    no Default or Event of Default under Sections 7.1(a), (g) or (j) has occurred and is continuing or would result from the making of Loans on such date.
“Limited Conditionality Outside Date”: the earlier of (i) the thirtieth (30th) Business Day to occur after any Material Indebtedness outstanding as of the New Lender Joinder Effective Date other than the 2026 Convertible Notes (such Indebtedness, “Specified Indebtedness”) has become due and payable prior to the stated maturity thereof, (ii) the first date on which such Specified Indebtedness has become due and payable prior to the stated maturity thereof beyond any period during which the Borrower has the ability to cure or rescind any required repayment thereof and (iii) in each case other than arising solely as a result of a cross default to the 2026 Convertible Notes under the documentation evidencing such Specified Indebtedness, the first date on which there occurs any default under any Specified Indebtedness, after giving effect to any period of grace provided in the instrument or agreement under which such Specified Indebtedness was created, whether or not such default has been waived by the holders of such Specified Indebtedness.
“New Lender Joinder Effective Date”: June 18, 2024.

(c)The definition of “Applicable Margin” set forth in Section 1.1 of the Credit Agreement is hereby amended to insert immediately at the end thereof the following:
Notwithstanding the foregoing or anything to the contrary set forth herein (including the definition of “Benchmark Replacement Adjustment”), the credit spread adjustment for all SOFR-based extensions of credit, regardless of Interest Period duration, shall equal 0.10%.
(d)The definition of “Restricted Payment” set forth in Section 6.6 of the Credit Agreement is hereby amended to insert immediately at the end thereof the following:
Notwithstanding the foregoing or anything to the contrary set forth herein, payment in cash of the 2026 Convertible Notes shall not constitute a Restricted Payment hereunder.
(e)The definition of “Revolving Loan Commitment Expiration Date” set forth in Section 1.1 of the Credit Agreement is amended in its entirety as follows:
“Revolving Loan Commitment Expiration Date”: the earliest of (x) June 18, 2027; (y) at any time at least $175,000,000 in respect of the 2026 Convertible Notes is outstanding, the ninety-first day to occur prior to the scheduled maturity date for such 2026 Convertible Notes; and (z) such earlier date as the Revolving Loan Commitments shall expire in accordance with the terms hereof (whether pursuant to Section 7.1 or otherwise).
(f)Section 2.1 is hereby amended to insert immediately at the end thereof the following new clause (h):
(h)    Proceeds of any Limited Conditionality Borrowing shall be remitted directly to the trustee for the 2026 Convertible Notes in order to repay principal, interest, fees and expenses thereon.
(g)Section 2.22(a) of the Credit Agreement is hereby amended to delete clause (i) therefrom and to substitute therefor the following:
(i) the aggregate principal amount of all Revolving Commitment Increases subsequent to June 18, 2024 shall not exceed $250,000,000;
(h)Section 4.2 of the Credit Agreement is hereby amended to insert the following at the end thereof:
Notwithstanding the foregoing, (i) on or prior to the Limited Conditionality Outside Date, the Borrower may request a Limited Conditionality Borrowing, which shall be subject only to the Limited Conditionality Borrowing Conditions and (ii) during the period commencing on the date that any 2026 Convertible Notes have become due and payable prior to the stated maturity thereof and ending on the date that all outstanding interest, principal, fees, and expenses under the 2026 Convertible Notes have been repaid in full, the Borrower may only request a Limited Conditionality Borrowing under this Agreement.
(i)Section 5.2(d) of the Credit Agreement is hereby amended in its entirety as follows:
(d)    (x) as soon as possible, and in any event within five (5) Business Days, after a Responsible Officer of the Borrower has knowledge of the occurrence of a Default, an Event of Default or, in the good faith determination of a Responsible Officer of the Borrower, a Material Adverse Effect, the written statement by a Responsible Officer of the Borrower, setting forth details of such Default, Event of Default or Material Adverse Effect, and the action which the Borrower proposes to take with respect thereto and (y) as soon as possible, and in any event within two (2) Business Days, after (A) a Responsible Officer of the Borrower has knowledge of any Material Indebtedness becoming due and payable prior to the stated maturity thereof without regard to any grace or cure period applicable thereto or (B) the receipt by the Borrower or any Subsidiary of any written notice pursuant to the documentation evidencing the Specified Indebtedness of default (or any other similar notice or documentation) with respect to any Material Indebtedness, a written statement by a Responsible Officer of the Borrower, setting forth details of such situation, and the action which the Borrower proposes to take with respect thereto.
(j)Section 7.1(f) of the Credit Agreement is hereby amended to delete therefrom the “or” immediately at the end thereof and to substitute the following therefor:
provided, however, that notwithstanding anything to the contrary set forth herein, no Event of Default related to (x) the 2026 Convertible Notes or (y) any other Material Indebtedness, in each case, shall occur until the Limited Conditionality Outside Date.

SECTION 3.Conditions Precedent. The effectiveness of this New Lender Joinder is subject to the conditions precedent that:
(a)the Administrative Agent shall have received counterparts of this New Lender Joinder duly executed by the Loan Parties, each Lender, and the Administrative Agent;
(b)the Administrative Agent shall have received for itself and for the benefit of each Lender all fees and other amounts due and payable on or prior to the date of this New Lender

Joinder pursuant to the fee letters, dated on or about the date hereof, between the Borrower and each of the Lenders;
(c)the Administrative Agent shall have received a certificate of a Responsible Officer of each Loan Party certifying (A) that there have been no changes to the articles or certificate of incorporation, articles or certificate of organization, or other similar charter document(s) of such Loan Party, as attached to the certificate delivered to the Administrative Agent as of the New Lender Joinder Effective Date, and such charter document(s) remain true and in full force and effect as of the New Lender Joinder Effective Date, (B) that there have been no changes to the bylaws, operating agreement or other organizational document(s) of the Loan Parties attached to the certificate delivered to the Administrative Agent as of the New Lender Joinder Effective Date, and such charter document(s) remain true and in full force and effect as of the New Lender Joinder Effective Date, (C) as to resolutions attached thereto of the board of directors, board of managers, or other governing body of such Loan Party authorizing the execution, delivery and performance of the New Lender Joinder, (D) a good standing certificate (or analogous documentation if applicable) for such Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization as of a recent date, to the extent generally available in such jurisdiction, and (E) the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request extensions of credit;
(d)the Administrative Agent has received:
(i)a written opinion of the Loan Parties’ counsel, in form and substance reasonably acceptable to the Administrative Agent, addressed to the Administrative Agent and the Lenders;
(ii)UCC, tax, judgment, bankruptcy and intellectual property lien searches, dated as of a recent date, naming the Loan Parties therein;
(iii)all know-your-customer information reasonably requested by the Lenders at least two (2) Business Days prior to the New Lender Joinder Effective Date; and
(e)the Administrative Agent shall have received payment and/or reimbursement of the Administrative Agent’s reasonable expenses (including, to the extent invoiced, reasonable fees, charges and disbursements of outside counsel to the Administrative Agent) in connection with preparation, negotiation and execution of this New Lender Joinder, and any other document required to be furnished herewith.
SECTION 4.Representations and Warranties. Each Loan Party hereby represents and warrants as follows:
(a)This New Lender Joinder and each Loan Document to which each Loan Party is a party as previously executed and as amended hereby constitute the legal, valid and binding obligation of such Loan Party and is enforceable against such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
(b)Upon the effectiveness of the terms of this New Lender Joinder and the transactions contemplated hereby, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Loan Parties set forth in the Loan Documents, as amended hereby, are true and correct on and as of the New Lender Joinder Effective Date in all material respects (except for those representations and warranties that are qualified by materiality or reference to Material Adverse Effect, which shall be true and correct in all respects) as though made on and as of such date, except (i) to the extent such representations and warranties expressly related to an earlier date (which shall be true and correct in all material respects as of such earlier date, except for those representations and warranties that are qualified by materiality or respect to any representations or warranties that contain a materiality qualifier or reference to Material Adverse Effect, which shall be true and correct in all respects as of such earlier date), and (ii) the representations and warranties made under Section 3.1 of the Credit Agreement shall be deemed to refer to the most recent financial statements of the Borrower furnished to the Administrative Agent pursuant to Section 5.1 of the Credit Agreement.
SECTION 5.Reaffirmation. Without in any way establishing a course of dealing by the Administrative Agent or any Lender, and after giving effect to this New Lender Joinder, each Loan Party reaffirms the terms and conditions of the Loan Documents to which it is a party and acknowledges and agrees that the Loan Documents remain in full force and effect and are hereby reaffirmed, ratified and confirmed. Without limiting the foregoing, each Loan Party hereby (i) reaffirms its indebtedness, liabilities, duties and obligations under each of the Loan Documents to which it is a party, and (ii) reaffirms all Liens on the Collateral which have been granted by it or its predecessors in favor of the Collateral Agent or the Administrative Agent (in any of its capacities and for itself and the other Lenders) pursuant to any of the Loan Documents to which it is a party.
SECTION 6.General.
(a)Expenses. The Borrower agrees to reimburse the Administrative Agent upon demand for all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent) in connection with the preparation, negotiation and execution of this New Lender Joinder and any other document required to be furnished herewith.
(b)Counterparts. This New Lender Joinder may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this New Lender Joinder by facsimile or other electronic transmission shall be effective as delivery of a manually executed counterpart of this New Lender Joinder. The electronic signature and transmission provisions of the Credit Agreement, including, without limitation, Section 9.8(b), are hereby incorporated by reference and made a part hereof.
(c)Severability. Any provision in this New Lender Joinder that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative,

unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this New Lender Joinder are declared to be severable.
(d)GOVERNING LAW. THIS NEW LENDER JOINDER AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS NEW LENDER JOINDER AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF THE STATE OF NEW YORK.
(e)Successors; Enforceability. The terms and provisions of this New Lender Joinder shall be binding upon the Loan Parties, the Administrative Agent and the Lenders and their respective successors and assigns, and shall inure to the benefit of the Loan Parties, the Administrative Agent and the Lenders and the successors and assigns of the Administrative Agent and the Lenders.
(f)Reference to and Effect on the Credit Agreement.
(i)Upon the effectiveness of this New Lender Joinder, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended and modified hereby.
(ii)Except as specifically amended above, the Credit Agreement and all other documents, instruments and agreements executed and/or delivered in connection therewith (including, without limitation, all of the Loan Documents) shall remain in full force and effect and are hereby ratified and confirmed.
(iii)Except as expressly set forth herein, the execution, delivery and effectiveness of this New Lender Joinder shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith. This New Lender Joinder is not intended to and shall not constitute a novation of the Credit Agreement, or the obligations created thereunder.
(iv)This New Lender Joinder constitutes a Loan Document, an Incremental Facility Supplement, a New Lender Joinder under Section 2.22 of the Credit Agreement, and an amendment to the Credit Agreement.
(g)Headings. Section headings in this New Lender Joinder are for convenience of reference only, and shall not govern the interpretation of any of the provisions of this New Lender Joinder.
(signature pages follow)

IN WITNESS WHEREOF, the parties hereto have caused this New Lender Joinder Agreement to be executed by their respective officers thereunto duly authorized as of the date first written above.

ZIFF DAVIS, INC
J2 GLOBAL VENTURES, LLC
BABYCENTER, L.L.C.
EKAHAU INC.
EVERYDAY HEALTH MEDIA, LLC
EVERYDAY HEALTH, INC.
HUMBLE BUNDLE, INC.
IGN ENTERTAINMENT, INC.
J2 WEB SERVICES, INC.
IPVANISH, INC. (formerly known as Mudhook Marketing, Inc.)
NETPROTECT, INC.
OFFERS.COM, LLC
OOKLA, LLC
PRIME EDUCATION, LLC
RETAILMENOT, INC
SPICEWORKS, INC.
VIPRE SECURITY GROUP, INC. (formerly known as THREATTRACK SECURITY, INC.)
ZIFF DAVIS, LLC
EXCEL MICRO, LLC
FITNOW, INC.
J2 MARTECH CORP.
ONTARGETJOBS, INC.
ROOT WIRELESS, INC.
SEOMOZ, INC.

By:	/s/ Jeremy Rossen
Name:	Jeremy Rossen
Title:	Executive Vice President, General Counsel and Secretary

Signature Page to
New Lender Joinder Agreement and Eighth Amendment to Ziff Davis Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as Issuing Bank, as the Swing Line Lender, as a Lender, as the Collateral Agent, and as the Administrative Agent

By:	/s/ Steven J. Correll
Name:	Steven J. Correll
Title:	Senior Vice President

Signature Page to
New Lender Joinder Agreement and Eighth Amendment to Ziff Davis Credit Agreement

JPMORGAN CHASE BANK, N.A., as a New Lender

By:	/s/ Vidita J. Shah
Name:	Vidita J. Shah
Title:	Vice President
Signature Page to
New Lender Joinder Agreement and Eighth Amendment to Ziff Davis Credit Agreement

CITIBANK, N.A., as a New Lender

By:	/s/ Yen S. Yi
Name:	Yen S. Yi
Title:	Senior Vice President

Signature Page to
New Lender Joinder Agreement and Eighth Amendment to Ziff Davis Credit Agreement

ANNEX I

Commitment Schedule

SCHEDULE A
REVOLVING LOAN COMMITMENTS

Lender:	Revolving Commitment:
U.S. BANK NATIONAL ASSOCIATION	$125,000,000
JPMORGAN CHASE BANK, N.A.	$112,500,000
CITIBANK, N.A.	$112,500,000
AGGREGATE REVOLVING LOAN COMMITMENT	$350,000,000